UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 9, 2013, Tornier N.V. (“Tornier”) entered into a purchase agreement (the “Purchase Agreement”), among Tornier, certain existing shareholders of Tornier named in the Purchase Agreement (the “Selling Shareholders”), and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in the Purchase Agreement (the “Underwriters”), pursuant to which Tornier and the Selling Shareholders agreed to sell and the Underwriters agreed to purchase, subject to and upon the terms and conditions set forth in the Purchase Agreement, an aggregate of 7,000,000 ordinary shares, par value €0.03 per share, of Tornier (the “Initial Shares”), at a net sales price of $15.3425 per share (the public offering price of $16.15 per share minus the underwriting discount). Of the Initial Shares being offered for sale in the offering, Tornier is offering 4,500,000 Initial Shares and the Selling Shareholders are offering 2,500,000 Initial Shares. Tornier and the Selling Shareholders also granted the Underwriters an option to purchase up to 1,050,000 additional ordinary shares of Tornier (the “Option Shares”) at the public offering price less the underwriting discount. Should this option be exercised, Tornier will provide up to 675,000 Option Shares to be sold pursuant to this option and the Selling Shareholders will provide up to 375,000 Option Shares to be sold pursuant to this option. The Selling Shareholders include funds associated with affiliates of Warburg Pincus LLC and The Vertical Group, L.P. The offering was made to the public under Tornier’s shelf registration statement on Form S-3 (File No. 333-187817). The closing of the sale of the Initial Shares is expected to occur on May 15, 2013.

The Purchase Agreement contains customary representations, warranties and agreements of Tornier and the Selling Shareholders and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated by reference in this Item 1.01.

The Purchase Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tornier. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. You should not rely on the representations, warranties and covenants in the Purchase Agreement.

The opinion of Stibbe N.V. provided in connection with the offering is attached to this report as Exhibit 5.1.

Item 8.01. Other Events.

On May 9, 2013, Tornier issued a press release announcing the pricing of the offering described under Item 1.01 of this report. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement, dated May 9, 2013, among Tornier N.V., the Selling Shareholders named therein, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Several Underwriters named therein (filed herewith)

5.1	Opinion of Stibbe N.V. (filed herewith)

23.1	Consent of Stibbe N.V. (included in Exhibit 5.1)

99.1	Press Release issued May 9, 2013 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2013	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
1.1	Purchase Agreement, dated May 9, 2013, among Tornier N.V., the Selling Shareholders Named Therein, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Several Underwriters named therein	Filed herewith

5.1	Opinion of Stibbe N.V.	Filed herewith

23.1	Consent of Stibbe N.V.	Included in Exhibit 5.1

99.1	Press Release issued May 9, 2013	Filed herewith